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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      May 7, 1996
                                                ------------------------------

                                MBf USA, Inc.
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             (Exact name of registrant as specified in its charter)


     Maryland                      0-17458                 73-1326131
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(State of or other                (Commission              (IRS Employer
jurisdiction of                   File Number)              Identification
incorporation)                                              Number)


500 Park Boulevard, Suite 1260, Itasca, Illinois                  60143
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code       (708) 285-9191
                                                  ----------------------------

N/A
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(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
         -------------

         MBf USA, Inc. (the "Company") announced on May 7, 1996 financial results for the quarter ended March 31, 1996.

         MBf USA reported record revenues for the first quarter ended March 31, 1996 of $11,975,279, a 20.1% increase from $9,968,958 in the comparable period in 1995. The Company reported that the increase in revenues was primarily attributable to the continued growth in glove sales by the Company's American Health Products Corporation subsidiary.

         The Company recorded a net loss for the first quarter of 1996 of $240,953, or $.08 per share, which when compared to the net loss of the first quarter of 1995 of $686,816, or $.28 per share, demonstrates an improvement of $445,853. The Company reported that the net loss in the first quarter of 1996 was primarily due to the expansion of the Company's international condom business.







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EXHIBITS

         99.     ADDITIONAL EXHIBITS.
                 --------------------

                 1.       Press Release dated May 7, 1996.




















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(MBF-USA) (MBFA) MBf USA, INC. ANNOUNCES RECORD FIRST QUARTER

         ITASCA, Ill.--May 7, 1996--MBf USA, Inc. (The Nasdaq SmallCap Stock
Market: MBFA) today announced financial results for the quarter ended March 31, 1996. (See Attached Table)

         MBf USA reported record revenues for the first quarter ended March 31, 1996 of $11,975,279, a 20.1% increase from $9,968,958 in the comparable period in 1995. The increase in revenues was primarily attributable to the continued growth in glove sales by the Company's American Health Products Corporation subsidiary.

         The Company recorded a net loss for the first quarter of 1996 of $240,953, or $.08 per share, which when compared to the net loss of the first quarter of 1995 of $686,816, or $.28 per share, demonstrates an improvement of $445,853. The net loss in the first quarter of 1996 was primarily due to the expansion of the Company's international condom business.

         MBF USA's Chairman, Mr. Loi Heng Sewn, said, "Although sales of condoms have improved to date in 1996, substantial expenditures in the form of advertising and promotions are still required in order to establish a competitive niche in the international condom market."

         MBf USA, Inc. and its subsidiaries market Glovetex(R) brand and OEM medical examination gloves in the United States and the world-famous Playboy(R) brand condoms internationally.
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                                 MBf USA, Inc.

                                                                Three Months             Three Months
                                                                    Ended                   Ended
                                                               March 31, 1996           March 31, 1995

 REVENUES                                                       $11,975,279               $9,968,958

 PRE-TAX (LOSS) FROM                                               (240,952)                (678,379)
      CONTINUING OPERATIONS

 DISCONTINUED OPERATIONS                                                ---                   (8,437)

 PRE-TAX (LOSS)                                                    (240,953)                (686,816)

 TAX PROVISION                                                            0                        0

 NET (LOSS)                                                     $  (240,953)              $ (686,816)

 NET (LOSS) PER SHARE                                           $     (0.08)              $    (0.28)

 TOTAL WEIGHTED AVERAGE
      SHARES OUTSTANDING                                        $ 2,853,332               $2,458,973(a)

(a) Gives retroactive effect to the one-for-ten reverse split effected on December 18, 1995.

         --30--esb/ny*

         CONTACT:      MBf USA, Inc.
                       Edward Marteka, President
                       Stephen Tan, CFO
                       (708) 285-9191
                           or
                       MBf USA's INVESTOR RELATIONS COUNSEL:
                       The Equity Group Inc.
                       Terry Hosmer (212) 836-9610
                       Linda Latman (212) 836-9609
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                MBf USA, Inc.
                                                (Registrant)



DATE:  May 8, 1996                              By:    /s/ Edward J. Marteka
                                                       ------------------------
                                                Name:  Edward J. Marteka
                                                Title: President












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